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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               KBK CAPITAL TRUST I                                            KBK CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)        (Exact name of registrant as specified in its charter)


                    DELAWARE                                                          DELAWARE
    (State of incorporation or organization)                          (State of incorporation or organization)


                   75-6531908                                                        75-2416103
    (I.R.S. Employer Identification Number)                           (I.R.S. Employer Identification Number)


          c/o KBK CAPITAL CORPORATION
            2200 CITY CENTER II                                                   2200 CITY CENTER II
            301 COMMERCE STREET                                                   301 COMMERCE STREET
             FORT WORTH, TEXAS                                                     FORT WORTH, TEXAS
   (Address of principal executive officers)                          (Address of principal executive officers)

                    76102                                                                76102
                  (Zip Code)                                                           (Zip Code)


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)(1), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)l check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class                  Name of each exchange on which
              to be so registered                  each class is to be registered
                 ____% TRUST                       AMERICAN STOCK EXCHANGE, INC.
             PREFERRED SECURITIES
(AND THE GUARANTEE WITH RESPECT THERETO)

 Securities Act registration statement file numbers to which this form relates:
                                 333-65041
                                 333-65041-01

     Securities to be registered pursuant to Section 12(g) of the Act: None

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a full description of the ___% Trust Preferred Securities of KBK Capital Trust I (the "Preferred Securities") and KBK Capital Corporation's guarantee with respect to the Preferred Securities (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Trust Preferred Securities" and "Description of the Guarantee" in the Prospectus that forms part of the Company's Registration Statement (Registration Nos. 333-65041 and 333-65041-01) filed with the Securities and Exchange Commission ("SEC"), as amended (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 424(b) and shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.  EXHIBITS.

2.1  --  Form of Subordinated Indenture (incorporated by reference to Exhibit
         4.1 to the Registration Statement).

2.2  --  Form of Subordinated Debenture (included in Exhibit 2.1).

2.3 -- Certificate of Trust of KBK Capital Trust I (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.4 -- Declaration of Trust of KBK Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement.

2.5 -- Form of Amended and Restated Declaration of Trust of KBK Capital Trust I (incorporated by reference to Exhibit 4.4 of the Registration Statement).

2.6  --  Form of Trust Preferred Security (included in Exhibit 2.4).

2.7 -- Form of Trust Preferred Securities Guarantee Agreement to be issued by KBK Capital Corporation (incorporated by reference to Exhibit 4.5 of the Registration Statement).


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement on Form 8-A to be signed on their behalf by the undersigned, thereto duly authorized.


                                        KBK CAPITAL CORPORATION


Dated:  October 22, 1998                By:  /s/ JAY K. TURNER
       ------------------                   ------------------------------------
                                            Jay K. Turner
                                            Executive Vice President and
                                            Chief Financial Officer


                                        KBK CAPITAL TRUST I


Dated:  October 22, 1998                By: /s/ JAY K. TURNER
       ------------------                   ------------------------------------
                                            Jay K. Turner, as Administrative
                                             Trustee


                                        By: /s/ DEBORAH B. WILKINSON
                                            ------------------------------------
                                            Deborah B. Wilkinson, as
                                            Administrative Trustee


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                                INDEX TO EXHIBITS


2.1  --  Form of Subordinated Indenture (incorporated by reference to Exhibit
         4.1 to the Registration Statement).

2.2  --  Form of Subordinated Debenture (included in Exhibit 2.1).

2.3 -- Certificate of Trust of KBK Capital Trust I (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.4 -- Declaration of Trust of KBK Capital Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement.

2.5 -- Form of Amended and Restated Declaration of Trust of KBK Capital Trust I (incorporated by reference to Exhibit 4.4 of the Registration Statement).

2.6  --  Form of Trust Preferred Security (included in Exhibit 2.4).

2.7 -- Form of Trust Preferred Securities Guarantee Agreement to be issued by KBK Capital Corporation (incorporated by reference to Exhibit 4.5 of the Registration Statement).